                                                                   EXHIBIT 21.1

                                PartnerRe Ltd.

                                      And

                                 Subsidiaries

                                                                % Beneficial
                                                                Ownership by     Jurisdiction of
                                                              Immediate Parent    Incorporation
                                                              ---------------- --------------------
PartnerRe Ltd................................................        --                     Bermuda
 Partner Reinsurance Company Ltd.............................       100                     Bermuda
 PartnerRe Services Ltd......................................       100                     Bermuda
 PartnerRe UK Holdings Limited...............................       100           England and Wales
 PartnerRe (Curacao) N.V.....................................       100        Netherlands Antilles
   PartnerRe Holdings B.V....................................       100                 Netherlands
     SAFR Holdings SA........................................       100                      France
       PartnerRe SA..........................................       100                      France
        PartnerRe U.S. Corporation...........................       100                    Delaware
          Partner Reinsurance Corporation of the U.S.........       100                    New York
            PartnerRe Insurance Company of New York..........       100                    New York
          Transat Madison Corp...............................       100                    New York
          PartnerRe Asset Management Corporation.............       100                    Delaware
          PartnerRe New Solutions Inc........................       100                    Delaware
          PartnerRe Finance I Inc............................       100                    Delaware
            PartnerRe Capital Trust I........................       100                    Delaware
          PartnerRe Finance II Inc...........................       100                    Delaware
            PartnerRe Capital Trust II.......................       100                    Delaware
            PartnerRe Capital Trust III......................       100                    Delaware
        PartnerRe Group Services (HK) Limited................       100                   Hong Kong
        Gesser SARL..........................................       100                      France
        SCI Francoreas.......................................       100                      France
          Coresa (1).........................................       100                  Luxembourg

--------
(1) SCI Francoreas holds 91% of Coresa shares and PartnerRe SA holds the remaining 9%.